DATED EXHIBIT NO: 24

POWER OF ATTORNEY

The registrant and each person whose signature appears below hereby appoint Harley L. Rollins, as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, one or more amendments to the annual report which amendments may make such changes in the report as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to the report with the Securities and Exchange Commission.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     Signature                           Title                      Date
     ---------                           -----                      ----

/s/ HARLEY L. ROLLINS        President, Chief Executive Officer     April 13, 2004
----------------------       and Chief Financial Officer (principal
    Harley L. Rollins        executive officer and principal
                             financial and accounting
                             officer) and Director

/s/ CLINTON H. SNYDER                 Director                      April 13, 2004
------------------------
    Clinton H. Snyder

/s/ JOSEPH A GUZMAM                   Director                      April 13, 2004
------------------------
    Joseph A. Guzman

/s/ RODNEY W. STURM                   Director                      April 13, 2004
------------------------
    Rodney W. Sturm